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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) August 14, 2000

                         U.S. PLASTIC LUMBER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

         Nevada                         3080                     87-0404343
 (State of incorporation     (Primary Standard Industrial     (I.R.S. Employer
     /organization)          Classification Code Number)     Identification No.)

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           2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431
                    (Address of Principal Executive Offices)

         Registrant's telephone number, including area code: 561-394-3511

         Former Name or Former Address if Changed Since Last Report: Not Applicable.

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      ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

      Not Applicable.

      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      Not Applicable.

      ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

      Not Applicable.

      ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      Not Applicable

      ITEM 5. OTHER EVENTS

         On August 14, 2000, the Company decided to restate the financial statements contained in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 to include interest expense related to a beneficial conversion feature and accretion of discounts related to $7.5 million of convertible debentures issued by the Company on February 2, 2000.

         The first quarter financial statements have been restated to reflect the effects of the beneficial conversion feature, discounts and accretion associated with the aforementioned $7.5 million convertible debentures, which resulted in a $306,000 increase to interest expense, or $.01 per share. The net after tax impact of the restatement was to increase the net loss for the quarter by $190,000, or $.01 per share. The Company will file an amendment to the Quarterly Report on Form 10Q/A with the Securities and Exchange Commission to reflect this restatement.

         As reported in the Form 10-Q for the quarter ended June 30, 2000 filed by the Company on August 14, 2000, interest expense for the six-month period was $2.5 million compared to $3.0 million for the same period last year. For the six-month period ended June 30, 2000, this interest expense includes a $358,000 charge for the beneficial conversion feature and accretion of discounts associated with the issuance of the $7.5 million convertible debentures during the first quarter.

      ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

      Not Applicable.

      ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

      Not Applicable.

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      ITEM 8. CHANGE IN FISCAL YEAR.

      Not Applicable.

      ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

      Not Applicable.

      EXHIBITS

      Press Release

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     U.S. Plastic Lumber Corp.
                                                           (Registrant)

      Date: August 16, 2000                          By: /s/ BRUCE C. ROSETTO
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                                                        Bruce C. Rosetto, Vice
                                                        President and General
                                                        Counsel/Secretary